UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2016

AKERS BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

New Jersey	333-190456	22-2983783
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Grove Road

Thorofare, NJ 08086

(Address of Principal Executive Offices)

(856) 848-2116

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 19, 2016, Akers Biosciences, Inc. (the “Company”) held its 2016 annual meeting of stockholders (the “Annual Meeting”). Greater than 33.34% of the shares of common stock outstanding and entitled to vote at the Annual Meeting were present in person or by proxy thereby constituting a quorum.

The matters that were voted upon at the Annual Meeting, and the number of votes cast for or against/withheld, as well as the number of abstentions, as to such matters, where applicable, are set forth in the table below. With respect to the election of Raymond F. Akers, Jr., Ph.D, Thomas Knox, Brandon Knox, Robert E. Andrews, and Raza Bokhari as directors to each serve a one-year term on the Board of Directors of the Company (the “Board”) and until each of their successors is elected and qualified, each nominee received the number of votes set forth opposite his name.

	Number of Votes
	Votes For	Votes Against/Withheld	Abstentions
Election of Raymond F. Akers, Jr. Ph.D	1,114,807	44	32,768
Election of Thomas Knox	1,035,180	308	112,113
Election of Brandon Knox	993,380	308	153,913
Election of Robert E. Andrews	1,035,295	308	111,998
Election of Raza Bokhari	1,007,980	308	139,313
Ratification of Morison Cogen LLP, the Company’s independent registered public accountant, to audit the Company’s consolidated financial statements for 2016	1,928,133	349,744	2,000
Non-binding advisory vote on the Company’s Executive Compensation	1,043,284	76,041	27,792

On the basis of the above votes, (i) Raymond F. Akers, Jr., Ph.D, Thomas Knox, Brandon Knox, Robert E. Andrews, and Raza Bokhari were elected as members of the Board and (ii) the proposal to ratify the selection of Morison Cogen LLP, as the Company’s independent registered public accountant to audit its consolidated financial statements for 2016 was adopted.

The stockholders also voted a sufficient number of non-binding advisory votes to approve the Company’s executive compensation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AKERS BIOSCIENCES, INC.

Date: December 22, 2016	By:	/s/ John J. Gormally
John J. Gormally
Chief Executive Officer